Exhibit 4.2
Execution Version
VEREIT, INC.
OFFICER’S CERTIFICATE

The undersigned, Michael J. Bartolotta, Executive Vice President and Chief Financial Officer, of VEREIT, Inc. (“Parent”), a Maryland corporation, hereby certifies, on behalf of Parent in its own capacity and as sole general partner of VEREIT Operating Partnership, L.P., a Delaware limited partnership (the “Issuer”), pursuant to Sections 2.01 and 2.02 of the Indenture, dated as of February 6, 2014 (the “Base Indenture”), by and among the Issuer (f/k/a ARC Properties Operating Partnership, L.P.), as Issuer, Parent (f/k/a American Realty Capital Properties, Inc.), as a guarantor, U.S. Bank National Association, as trustee and the other parties thereto, as follows:
1.    The undersigned has read Sections 2.01 and 2.02 of the Base Indenture and such other sections of the Base Indenture and other documents and has made such other inquiries as he has deemed necessary to make the certifications set forth herein.
2.    In the opinion of the undersigned, the covenants and conditions precedent provided for in the Base Indenture relating to the issuance of the Issuer’s (i) 2.200% Senior Notes due 2028 (the “2028 Notes”) and (ii) 2.850% Senior Notes due 2032 (the “2032 Notes” and, together with the 2028 Notes, the “Notes”) have been complied with.
3.    The forms of each series of the Notes and the guarantees of each series of the Notes by Parent and any future guarantor, and the terms of each series of the Notes, as set forth in Exhibit A and Exhibit B attached to Annex A hereto, as applicable, have been duly established pursuant to Sections 2.01 and 2.02 of the Base Indenture and comply with the Base Indenture.
[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of this 17th day of November, 2020.
VEREIT OPERATING PARTNERSHIP, L.P., as Issuer
By:    VEREIT, Inc., its sole
    general partner
By:    /s/ Michael J. Bartolotta
    Name:    Michael J. Bartolotta
    Title:    Executive Vice President and Chief
Financial Officer

VEREIT, INC., as Parent and a Guarantor
By:    /s/ Michael J. Bartolotta
    Name:    Michael J. Bartolotta
    Title:    Executive Vice President and Chief
Financial Officer

[Signature page to Officer’s Certificate to Indenture]

ANNEX A
Pursuant to Sections 2.01 and 2.02 of the Indenture, dated as of February 6, 2014 (the “Base Indenture”), among VEREIT Operating Partnership, L.P., a Delaware limited partnership (the “Issuer”) (f/k/a ARC Properties Operating Partnership, L.P.), VEREIT, Inc., a Maryland corporation (“Parent”) (f/k/a American Realty Capital Properties, Inc.), as a guarantor, U.S. Bank National Association, as trustee (the “Trustee”) and the other parties thereto, the terms of the Notes to be issued pursuant to the Base Indenture are as set forth below. The Base Indenture together with, and as amended and supplemented by, the Officer’s Certificate (the “Series Officer’s Certificate”), dated as of November 17, 2020, establishing the terms of the Notes and of which this Annex A forms a part, is referred to herein as the “Indenture”. Certain defined terms are set forth in paragraph 18(k) hereof. Capitalized terms used but not otherwise defined in this Series Officer’s Certificate shall have the respective meanings assigned to them in the Base Indenture.
1.    Designation. Two series of Securities are hereby established under the Base Indenture and shall be known and designated as the “2.200% Senior Notes due 2028” and the “2.850% Senior Notes due 2032”.
2.    Initial Aggregate Principal Amount. The 2028 Notes shall be limited in initial aggregate principal amount to $500,000,000 and the 2032 Notes shall be limited in initial aggregate principal amount to $700,000,000, in each case, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Sections 2.05, 2.06, 2.07, 3.03 and 9.04 of the Indenture.
3.    Maturity. The date on which the principal of the 2028 Notes is payable is June 15, 2028 and the date on which the principal of the 2032 Notes is payable is December 15, 2032 (in each case, the “Stated Maturity Date” of each such series).
4.    Rate of Interest; Interest Payment Date; Regular Record Dates. The 2028 Notes shall bear interest at the rate of 2.200% per annum until the principal thereof is paid and the 2032 Notes shall bear interest at the rate of 2.850% per annum until the principal thereof is paid. Such interest shall be payable semiannually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing on June 15, 2021, to the Persons in whose names the Notes are registered at the close of business on the immediately preceding June 1 and December 1 (each, a “Regular Record Date”), as the case may be. Interest on the Notes shall accrue from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment with respect to the Notes) to, but excluding the applicable Interest Payment Date, the Stated Maturity Date or date of earlier redemption (the Stated Maturity Date or date of earlier redemption referred to collectively herein as the “Maturity Date”), as the case may be. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest payable on such date will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.
5.    Place of Payment. Payments of principal, premium, if any, and interest on the Notes shall be payable, at the office of the Issuer’s paying agent maintained at the Corporate Trust Office.

Payment of principal of, or premium, if any, on a definitive Note may be made only against surrender of the Note to the Issuer’s paying agent. The Issuer may make interest payments (1) by wire transfer of funds to the person at an account maintained within the United States, or (2) if no wire transfer is provided, the Issuer may make interest payments by check mailed to the address of the person entitled to the payment as that address appears in the applicable register for those Notes. However, while any Notes are represented by a registered Global Security, payment of principal of, premium, if any, or interest on the Notes may be made by wire transfer to the account of the Depositary or its nominee.
6.    RESERVED.
7.    Optional Redemption. The Issuer may redeem all or part of any series of Notes at any time at its option as set forth the in the form of Note applicable to such series of Notes as set forth on Exhibit A and Exhibit B, as applicable, and in Article III of the Indenture.
8.    No Sinking Fund. The Notes of each series are not mandatorily redeemable and are not entitled to the benefit of a sinking fund or any analogous provisions.
9.    Ranking Security. The Notes of each series are unsecured obligations of the Issuer and rank equally with other unsecured indebtedness of the Issuer that is not subordinated to such series of Notes.
10.    Issue Price; Amount Payable Upon Acceleration. The 2028 Notes will be issued at a price equal to 98.881% of the principal amount thereof and the 2032 Notes will be issued at a price equal to 98.928% of the principal amount thereof. 100% of the principal of and accrued interest, if any, on each series of Notes shall be payable upon declaration of acceleration pursuant to Section 6.01 of the Indenture.
11.    Payment Currency—Election. The principal of, premium, if any, and interest on each series of Notes shall not be payable in a currency other than Dollars.
12.    Payment Currency—Index. The principal of, premium, if any, and interest on each series of Notes shall not be determined with reference to an index based on a coin or currency.
13.    Registered Securities. Each series of Notes shall be issued only as registered Securities. Each series of Notes shall be issuable as registered Global Securities in book-entry form.
14.    Additional Amounts. The Issuer shall not pay additional amounts on any series of Notes held by a Person that is not a U.S. Person in respect of taxes or similar charges withheld or deducted.
15.    Notes in Definitive Form. Section 2.05 of the Indenture will govern the transferability of the Notes in definitive form.
16.    Registrar; Paying Agent; Depositary. The Trustee shall initially serve as the registrar and the paying agent for each series of Notes. The Depository Trust Company shall initially serve as the Depositary for the registered Global Security representing each series of Notes.
17.    Events of Default. There shall be no deletions from, modifications or additions to the Events of Default set forth in Section 6.01 of the Base Indenture with respect to either series of the Notes, except, with respect to the Notes, the text of Section 6.01(a)(5) of the Base Indenture shall be deemed deleted in its entirety and replaced with the following: “default by Parent or any of its Subsidiaries under any mortgage, bond, debenture, note or other instrument under which there is outstanding, or by which there is secured or evidenced, any Debt for money borrowed by Parent or any of its Subsidiaries (not including any Debt for which recourse is limited to property purchased or for which recourse may be increased beyond property purchased pursuant to violations of customary non-recourse carveouts unless any such carveout is judicially determined to have been triggered and then only to the extent of such determination) in an aggregate principal amount in excess of $50.0 million at any one time, whether the Debt exists at the date of the Indenture or shall thereafter be created, which default shall have resulted in the Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled or the Debt having been Discharged.”
In addition, with respect to the Notes only, each reference to “this Indenture” in Section 6.04 of the Base Indenture shall also be deemed to include the 2028 Notes or the 2032 Notes, as applicable, and this Officer’s Certificate.
In addition, with respect to the Notes only, the following language included in Section 7.02 of the Base Indenture: “If a Default occurs hereunder with respect to Securities of any series and is known to a Responsible Officer of the Trustee, the Trustee shall give the holders of Securities of such series notice of such Default as and to the extent provided by the Trust Indenture Act;” shall be replaced in its entirety with: “If a Default occurs hereunder with respect to the 2028 Notes or the 2032 Notes and is known to a Responsible Officer of the Trustee, the Trustee shall give the Holders of the 2028 Notes or the 2032 Notes, as the case may be, notice of such Default within the earlier of (a) 90 days and (b) as and to the extent provided by the Trust Indenture Act;”.
18.    Covenants. There shall be the following additions, replacements, amendments and supplements, as the case may be, to the covenants of the Issuer set forth in Article IV of the Base Indenture solely with respect to each series of Notes:
(a)    Limitation on Incurrence of Total Debt. This paragraph (a) will be an addition to Article IV of the Base Indenture with respect to each series of Notes. Parent will not, and will not permit any Subsidiary to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Debt of Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 65% of the sum of (1) the Total Assets of Parent and its Subsidiaries as of the end of the latest fiscal quarter covered in Parent’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not required under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt, and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), in each case by Parent or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.
(b)    Limitation on Incurrence of Secured Debt. This paragraph (b) will be an addition to Article IV of the Base Indenture with respect to each series of Notes. Parent will not, and will not permit any Subsidiary to, incur any Secured Debt (including, without limitation, Acquired Debt that is secured by a Lien) if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Secured Debt of Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of the sum of (1) the Total Assets of Parent and its Subsidiaries as of the end of the latest fiscal quarter covered in Parent’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not required under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt, and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), in each case by Parent or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.
(c)    Debt Service Coverage. This paragraph (c) will be an addition to Article IV of the Base Indenture with respect to each series of Notes. Parent will not, and will not permit any Subsidiary to, incur any Debt (including, without limitation, Acquired Debt), if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, and calculated on the following assumptions: (1) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by Parent or any of its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period) had occurred on the first day of such period, (2) the repayment or retirement of any other Debt of Parent or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and (3) in the case of any acquisition or disposition by Parent or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition had occurred on the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire such four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period.
(d)    Maintenance of Total Unencumbered Assets. This paragraph (d) will be an addition to Article IV of the Base Indenture with respect to each series of Notes. Parent and its Subsidiaries will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all of the outstanding Unsecured Debt of Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
(e)    Provision of Financial Information. This paragraph (e) shall supplement Section 5.03 of the Base Indenture with respect to each series of Notes.

(1)    Whether or not the Issuer is subject to Section 13 or 15(d) of the Exchange Act and for so long as any Notes are Outstanding, the Issuer will furnish to the Trustee (1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such reports and (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports, in each case, within 15 days after the Issuer files such reports with the Commission or would be required to file such reports with the Commission (for the avoidance of doubt, giving effect to any grace period provided by Rule 12b-25 under the Exchange Act) pursuant to the applicable rules and regulations of the Commission, whichever is earlier (in each case, excluding, for the avoidance of doubt, any such documents or reports (or portions thereof) that are subject to confidential treatment and any correspondence with the Commission). Reports, information and documents filed with the Commission via the EDGAR system will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.
(2)    Notwithstanding the foregoing, in the event that the rules and regulations of the Commission (including Rule 3-10 of Regulation S-X) permit the Issuer and Parent to report at Parent entity’s level on a consolidated basis, and Parent entity is not engaged in any business in any material respect, other than incidental to its ownership, directly or indirectly of the capital stock of the Issuer, then the information and reports required by this covenant may be those of Parent on a consolidated basis, rather than those of the Issuer.
(f)    Future Subsidiary Guarantors. This paragraph (f) will be an addition to Article IV of the Base Indenture with respect to each series of Notes. Parent shall cause each of its Subsidiaries that (a) owns, directly or indirectly, any Equity Interests issued by the Issuer, or (b) guarantees other Debt of the Issuer or any Guarantor to execute and deliver to the Trustee an officer’s certificate pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis, the due and punctual payment of principal of and interest on the Notes, when and as the same become due and payable, whether on the maturity date, by declaration of acceleration, upon redemption, repurchase or otherwise, and all of the Issuer’s other obligations under the Indenture, as provided in Article XIII of the Indenture.
(g)    Maintenance of Properties. This paragraph (g) shall replace Section 4.06 of the Base Indenture with respect to each series of Notes.
Each of Parent and the Issuer shall cause its material properties used or useful in the conduct of its business or the business of any Subsidiary of Parent to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and will require it to cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, as in its judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, that Parent and its Subsidiaries shall not be prevented from (1) removing permanently any property that has been condemned or suffered casualty loss, (2) discontinuing any maintenance or operation of any property if, in Parent’s reasonable judgment, such removal is not disadvantageous in any material respect to the Holders of the Notes or (3) selling or otherwise disposing of these properties for value in the ordinary course of business.
(h)    Payment of Taxes and Other Claims. This paragraph (h) shall replace Section 4.08 of the Base Indenture with respect to each series of Notes. Parent shall pay or discharge (or, if applicable, cause to be transferred to bond or other security) or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed on each of Parent or any of its Subsidiaries or upon the income, profits or property of each of Parent or any of its Subsidiaries; provided, that Parent shall not be required to pay or discharge (or transfer to bond or other security) or cause to be paid or discharged any material tax, assessment or charge, (a) the applicability or validity of which it is contesting in good faith through appropriate proceedings and for which it has established adequate reserves in accordance with GAAP or (b) where the failure to effect such payment is not, in Parent’s reasonable judgment, adverse in any material respect to the Holders of the Notes.
(i)    Supplemental Indentures Without the Consent of Securityholders. With respect to each series of Notes, Section 9.01 of the Base Indenture is replaced with the following:
In addition to any supplemental indenture otherwise authorized by this Indenture, the Issuer and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Securityholders of such series, for one or more of the following purposes:
(1)to cure any ambiguity or to correct any defect or inconsistency in the Indenture or in the Securities of any series, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture; provided, however, that such action shall not adversely affect the interests of Holders of any series of Securities in any material respect;

(2)to evidence the succession of another Person to the obligations of the Issuer or any Guarantor to the extent such succession is permitted by Article X;

(3)to add to the covenants, restrictions, conditions or provisions relating to the Issuer or the Guarantors for the benefit of the Holders of all or any series of Securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of Securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to add Events of Default for the benefit of the Holders of all or any series of Securities, or to surrender any right or power herein conferred upon the Issuer;

(4)to make any change or eliminate any provision in the Indenture; provided that any such change or elimination does not apply to any Outstanding Securities of a series that are entitled to the benefit of such provision;

(5)to secure the Securities of all or any series of Securities or add a Guarantor;

(6)to evidence the release of any Subsidiary Guarantor pursuant to the terms of the Indenture;

(7)to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements of Section 7.12;

(8)to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of Securities of any series; provided, however, that this action shall not adversely affect the interests of the Holders of the Securities of any such series in any material respect;

(9)to comply with any requirements of the Commission or any successor in connection with the qualification of this Indenture under the Trust Indenture Act;

(10)to provide for the issuance of additional Securities of any series in accordance with the terms of the Indenture and the Securities of such series; or

(11)to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Prospectus Supplement of the Issuer and Parent dated November 9, 2020 and related to the Notes as set forth in an Officer’s Certificate.
The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
    Any supplemental indenture authorized by the provisions of this Section may be executed by the Issuer and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.02.
(j)    Supplemental Indentures With Consent of Securityholders. Section 9.02(4) of the Base Indenture is replaced with the following: “except as contemplated by the provisions of Article X, release Parent from its guarantee of the Securities”.
(k)    Certain Definitions. As used herein (and to the extent any such definitions conflict with definitions included in the Base Indenture, the definitions included here shall control with respect to the Notes):
“Acquired Debt” means Debt of a person (1) existing at the time such person is merged or consolidated with or into Parent or any of its Subsidiaries or becomes a Subsidiary of Parent; or (2) is assumed by Parent or any of its Subsidiaries in connection with the acquisition of assets from such person. Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into Parent or any of its Subsidiaries or becomes a Subsidiary of Parent or the date of the related acquisition, as the case may be.
“Annual Debt Service Charge” means, for any period, the interest expense of Parent and its Subsidiaries for such period in respect of Debt, determined on a consolidated basis in accordance with GAAP to the extent GAAP is applicable, but excluding (i) any commitment, upfront, arrangement or structuring fees or premiums (including redemption and prepayment premiums) or original issue discount, (ii) interest reserves funded from the proceeds of any Indebtedness, (iii) any cash costs associated with breakage in respect of hedging agreements for interest rates and (iv) amortization of deferred financing costs.
“Business Day” means any day, other than a day on which Federal or State banking institutions in the Borough of Manhattan, The City of New York, or in the city in which the Corporate Trust Office is located, are authorized or obligated by law, regulation or executive order to close.
“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of Parent and its Subsidiaries for such period, plus amounts which have been deducted, and minus amounts which have been added, in determining Consolidated Net Income during such period, for, without duplication: (1) Consolidated Interest Expense; (2) provision for taxes of Parent and its Subsidiaries based on income; (3) amortization of debt discount, premium and deferred financing costs; (4) impairment losses and gains or losses on sales or other dispositions of properties; (5) depreciation and amortization; (6) the effect of any non-recurring, non-cash items; (7) amortization of deferred charges; (8) gains or losses on early extinguishment of debt; (9) expenses and losses associated with hedging agreements; (10) equity-based compensation and (11) extraordinary, non-recurring or unusual items, charges or expenses (including, without limitation, prepayment penalties and costs, fees or expenses incurred in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of indebtedness, lease termination, business combination, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)), all determined on a consolidated basis in accordance with GAAP to the extent that GAAP is applicable.
“Consolidated Interest Expense” for any period, and without duplication, means all interest (including the interest component of rentals on capitalized leases, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment-in-kind, zero coupon and other like securities) but excluding legal fees, title insurance charges, other out-of-pocket fees and expenses incurred in connection with the issuance of Debt and the amortization of any such debt issuance costs that are capitalized, all determined for Parent and its Subsidiaries on a consolidated basis in accordance with GAAP to the extent that GAAP is applicable.
“Consolidated Net Income” for any period means the amount of consolidated net income (or loss) of Parent and its Subsidiaries for such period, excluding extraordinary items, all determined on a consolidated basis in accordance with GAAP to the extent GAAP is applicable.
“Corporate Trust Office” means the corporate office of the Trustee at which at any time the Indenture and the notes shall be administered, which office at the date hereof is located at (a) for purposes of payment and presentation of the Notes of a series, U.S. Bank National Association, 111 Fillmore Avenue East, St. Paul, MN 55107, Attention: Bondholder Services and (b) for all other purposes, U.S. Bank National Association, One Federal Street, Tenth Floor, Boston, MA 02110, Attention: Corporate Trust Services, Ref: VEREIT Operating Partnership, L.P., or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).
“Debt” means, as of any date of determination, all indebtedness for borrowed money of Parent and its Subsidiaries that is included as a liability on Parent’s consolidated balance sheet in accordance with GAAP, excluding: (i) any indebtedness to the extent secured by cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee or other agent with respect to third party indebtedness) or which has been repaid, discharged, defeased (whether by covenant or legal defeasance), retired, repurchased or redeemed or otherwise satisfied on or prior to the date such calculation is being made or for which Parent or any of its Subsidiaries has irrevocably made a deposit to repay, defease (whether by covenant or legal defeasance), discharge, repurchase, retire or redeem or otherwise satisfy or called for redemption, defeasance (whether by covenant or legal defeasance), discharge, repurchase or retirement, on or prior to the date such calculation is being made (all such events described in this clause (i) are collectively defined as “Discharged”), (ii) Intercompany Debt, (iii) all liabilities associated with customary exceptions to non-recourse indebtedness, such as for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions and (iv) any redeemable equity interest in Parent or the Issuer.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“GAAP” means generally accepted accounting principles, as in effect as of the date of determination, as used in the United States applied on a consistent basis.
“Guarantors” means, collectively, (i) on the original issue date of the Notes, Parent and (ii) thereafter, Parent and each Subsidiary Guarantor, if any, and “Guarantor” means any one of the Guarantors.
“Holder” means the person in whose name a Note is registered in the Security Register maintained by the Trustee.
“Intercompany Debt” means indebtedness owed by Parent or any Subsidiary solely to Parent or any Subsidiary; provided, that with respect to any such Debt of which either Issuer or any Guarantor is the borrower, such Debt is subordinate in right of payment to the Notes or such Guarantee, as applicable.
“Lien” means any mortgage, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement, pledge, security interest, security agreement or other encumbrance of any kind.

“Person” means any individual, corporation, limited liability company, partnership, joint-venture, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.
“Secured Debt” means Debt secured by a Lien on any property or assets of Parent or any of its Subsidiaries.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Parent.
“Subsidiary Guarantors” means, as of any date, all Subsidiaries of Parent, if any, that guarantee the obligations of the Issuer under the Indenture and the Notes in accordance with the provisions of the Indenture, and “Subsidiary Guarantor” means any one of the Subsidiary Guarantors; provided that upon the release or discharge of such Subsidiary Guarantor from its guarantee in accordance with the Indenture, such Subsidiary shall cease to be a Subsidiary Guarantor.
“Total Assets” as of any date means the sum of (1) Undepreciated Real Estate Assets, and (2) all other assets of Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP (but excluding accounts receivable and non-real estate intangibles).
“Total Unencumbered Assets” as of any date means Total Assets of Parent and its Subsidiaries that are not subject to a Lien securing Debt, determined on a consolidated basis in accordance with GAAP; provided, that in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of paragraph 18(d) of this Annex A, all investments in any person that is not consolidated with Parent for financial reporting purposes in accordance with GAAP shall be excluded from Total Unencumbered Assets.
“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets and related intangibles of Parent and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.
“Unsecured Debt” means Debt of Parent or any Subsidiary that is not Secured Debt.
19.    Guarantee. Each series of the Notes is guaranteed by the Guarantors as provided in Article XIII of the Indenture. Parent is hereby designated a “Guarantor” under the Indenture with respect to the Notes on the original issue date. Each other Subsidiary of Parent shall become a Guarantor of each series of the Notes as provided in the Indenture and paragraph 18(f) of this Annex A. Each Guarantor’s guarantee of each series of the Notes (the “Guarantee”) is an unsecured obligation of such Guarantor and ranks equally with other unsecured indebtedness of such Guarantor that is not subordinated to its Guarantee of the Notes. Other than in accordance with paragraph 22 of this Annex A, Parent shall not be released from its Guarantee of any series of Notes so long as any Notes of such series remain Outstanding.

20.    Conversion and Exchange. The Notes of each series shall not be convertible into or exchangeable into any other security.
21.    Further Issues. The Issuer may, without the consent of the Holders of any series of Notes, create and issue additional Securities ranking equally and ratably with the Notes of such series in all respects and having the same terms as the Notes of such series (other than date of original issuance, the issue price, the date on which interest begins to accrue and, in some cases, the first interest payment date of such additional Securities), so that such additional Securities shall be consolidated and form a single series with the applicable series of Notes established hereby for all purposes, including voting; provided that any additional Notes will not be issued with the same CUSIP as the Notes created hereby unless such additional Notes are fungible with the Notes created hereby for U.S. federal income tax purposes.
22.    Merger, Consolidation or Sale of Assets. The terms and conditions of Article X of the Base Indenture shall apply to each series of Notes, except, with respect to the 2028 Notes and the 2032 Notes, Section 10.01 of the Base Indenture shall be deemed deleted in its entirety and replaced with the following:
(a) Parent or the Issuer may consolidate with, or sell or convey all or substantially all of its and its Subsidiaries assets, taken as a whole, to, or merge with or into, any other entity, provided that the following conditions are met:
(1)(i) Parent or the Issuer, as applicable, shall be the continuing entity, or (ii) the successor entity (if other than Parent or the Issuer, as applicable) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on the Notes and the due and punctual performance and observance of all of the covenants and conditions in the Indenture applicable and with respect to the Notes;
(2) immediately after giving effect on a pro forma basis to the transaction (including the incurrence of any Debt in connection therewith), no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default (such definition as amended by paragraph 17 of this Annex A), shall have occurred and be continuing; and
(3) an Officer’s Certificate and Opinion of Counsel covering these conditions shall be delivered to the Trustee.
(b) Parent shall not permit any future Subsidiary Guarantor, if any, to consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity unless the following conditions are met:
(1)(i) such Subsidiary Guarantor shall be the continuing entity, or (2) the successor entity (if not such Subsidiary Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, all the obligations of such Subsidiary Guarantor, if any, under the Notes or its Guarantee, as applicable; provided, that the foregoing requirement shall not apply in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to Parent or an affiliate of Parent), whether through a merger, consolidation or sale of capital stock or has sold, leased or converted all or substantially all of its assets or (y) that, as a result of the disposition of all or a portion of its capital stock, ceases to be a Subsidiary;
(2) immediately after giving effect on a pro forma basis to the transaction (including the incurrence of any Debt in connection therewith), no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default (such definition as amended by paragraph 17 of this Annex A), shall have occurred and be continuing; and
(3) an Officer’s Certificate and Opinion of Counsel covering these conditions shall be delivered to the Trustee.
(c) Notwithstanding anything to the contrary in the foregoing, clauses (a) and (b) of this Paragraph (22) shall not apply to:
(1) a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among Parent or any of its Subsidiaries;
(2) a merger between Parent or any of its Subsidiaries, respectively, and an Affiliate of Parent or such Subsidiary incorporated or formed solely for the purpose of reincorporating or reorganizing Parent or such Subsidiary in another state of the United States or changing the legal domicile or form of Parent or such Subsidiary or for the sole purpose of forming or collapsing a holding company structure; or
(3) the lease of all or substantially all of the real estate assets of Parent or any of its Subsidiaries;
provided that, in the case of any transaction described in clause (1), (2) and/or (3) above, an Officer’s Certificate and Opinion of Counsel stating that such transaction complied with such clause (1), (2) and/or (3) shall be delivered to the Trustee to the extent a Guarantor or the Issuer is party to any such transaction and such Guarantor or the Issuer, as the case may be, is not the continuing entity as a result of such transaction.
23.    Satisfaction and Discharge; Covenant Defeasance. Article XI of the Base Indenture shall apply to each series of Notes. In addition to the other sections of the Indenture subject to the Covenant Defeasance provisions set forth in Article XI of the Base Indenture, the covenants set forth in paragraph 18 of this Annex A shall be subject to the Covenant Defeasance provisions set forth in Article XI of the Base Indenture.
24.    Modification, Amendment and Waiver. The terms and provisions of each series of Notes may be modified, amended, supplemented or waived as set forth in the Indenture.
25.    Other Terms. The Notes of each series shall have the other terms, and the Notes shall be substantially in the forms set forth in Exhibit A and Exhibit B, as applicable. In case of any conflict between this Annex A and the Notes of any series, the form of the applicable series of Notes shall control. In the case of any conflict between, on the one hand, this Annex A and/or the Notes of any series, and on the other hand, the Base Indenture, this Annex A and/or the Notes of such series shall control.

EXHIBIT A
Global Security

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO VEREIT OPERATING PARTNERSHIP, L.P. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
EXCEPT AS PROVIDED IN SECTION 2.11 OF THE INDENTURE, THIS NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO DTC, ANOTHER NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.]1

1     Exclude from Notes in definitive form.
Exh. A-1

VEREIT OPERATING PARTNERSHIP, L.P.

2.200% Notes due 2028
CUSIP No. 92340L AH2
ISIN No. US92340LAH24
No. [ ]    $[ ]
VEREIT OPERATING PARTNERSHIP, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (hereinafter referred to as “Issuer,” which term includes any successor thereof under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of [ ] ($[ ]) on June 15, 2028 (the “Stated Maturity Date” with respect to the principal of this Note), unless previously redeemed on any Redemption Date (as defined below) in accordance with the provisions set forth on the reverse hereof (the Stated Maturity Date or any Redemption Date is referred herein as the “Maturity Date” with respect to principal repayable or repurchased on such date) and to pay interest thereon semiannually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing on June 15, 2021, at the rate of 2.200% per annum, until payment of said principal has been made or duly provided for. Interest on this Note payable on an Interest Payment Date will accrue from and including the immediately preceding Interest Payment Date to which interest has been paid or duly made available for payment, or from and including November 17, 2020 if no interest has been paid or duly made available for payment, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. Interest on this Note will be computed on the basis of a 360-day year consisting of twelve 30-day months.
Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Indenture.
The interest so payable and punctually paid or duly made available for payment on any Interest Payment Date will be paid to the Holder in which name this Note (or one or more predecessor Notes) is registered in the Security Register at the close of business on the “Regular Record Date” for such payment, which shall be the June 1 and December 1, as the case may be, immediately preceding such Interest Payment Date (regardless of whether such day is a Business Day (as defined below)). Any such interest not so punctually paid or duly made available for payment shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent “Special Record Date” for the payment of such defaulted interest (which shall be not more than 5 Business Days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 15 calendar days preceding such subsequent Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.
The principal of, and premium, if any, with respect to, this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the Corporate Trust Office of the Trustee or other office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee (as defined on the reverse hereof) as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture may be served.
Exh. A-2

If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the payment required to be made on such date will, instead, be made on the next Business Day with the same force and effect as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. “Business Day” means any day, other than a day on which Federal or State banking institutions in the Borough of Manhattan, The City of New York, or in the city in which the Corporate Trust Office is located, are authorized or obligated by law, regulation or executive order to close.
Payments of principal, premium, if any, and interest in respect of this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts (i) in the case of payments on the Maturity Date, in immediately available funds, and (ii) in the case of payments of interest on an Interest Payment Date other than the Maturity Date, (a) by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the United States of America, or (b) if no wire transfer is provided, by check mailed to the Holder entitled thereto at the applicable address appearing in the Security Register; provided, however, that so long as Cede & Co. is the Holder of this Note, payments of interest on an Interest Payment Date may be made in immediately available funds.
Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note shall not be entitled to the benefits of the Indenture or the Guarantee or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by manual signature by the Trustee.

Exh. A-3

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually, electronically or by facsimile by an authorized signatory.
Date: November 17, 2020
VEREIT OPERATING PARTNERSHIP, L.P.
By:    VEREIT, Inc. its sole
    general partner
By:
    Name:
    Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein, referred to in the within-mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
    Authorized Signatory

Exh. A-4

[FORM OF REVERSE OF NOTE]
VEREIT OPERATING PARTNERSHIP, L.P.
2.200% Senior Notes due 2028
This Note is one of a duly authorized issue of Securities of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture (the “Base Indenture”), dated as of February 6, 2014, duly executed and delivered by the Issuer (f/k/a ARC Properties Operating Partnership, L.P.), VEREIT, Inc. (f/k/a American Realty Capital Properties, Inc.) (“Parent”), and certain other parties named therein to U.S. Bank National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), together with the Officer’s Certificate amending and supplementing the Base Indenture and establishing the terms of the Notes and another series of Securities designated as the 2.200% Senior Notes due 2028, dated as of November 17, 2020 (collectively with the Base Indenture, the “Indenture”) and reference is hereby made to the Indenture, and all modifications and amendments and indentures supplemental thereto relating to the Notes, made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, the Guarantor(s) and the Holders of the Notes and the terms upon which the Notes are authenticated and delivered. This Note is one of a series of Securities designated as the 2.200% Senior Notes due 2028 (collectively, the “Notes”) of the Issuer, limited (except as permitted under the Indenture) in aggregate principal amount to $500,000,000.
Payments of principal, premium, if any, and interest in respect of the Notes will be fully and unconditionally guaranteed by the Guarantor(s).
Optional Redemption. The Issuer may redeem all or part of the Notes at any time at its option at a redemption price equal to the greater of:

(a)    100% of the principal amount of the Notes to be redeemed, and
(b)    the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed that would be due if such Notes matured on April 15, 2028 (the “Par Call Date”) but for the redemption thereof (exclusive of interest accrued to the applicable Redemption Date) discounted to such Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 25 basis points, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the date fixed for redemption (the “Redemption Date”); provided that if the Notes are redeemed on or after the Par Call Date, the redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the amount being redeemed to, but excluding, the date of redemption.
Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on an Interest Payment Date falling on or prior to a Redemption Date will be payable to the persons who were the Holders of the Notes (or one or more predecessor Notes) registered as such at the close of business on the relevant Regular Record Date as set forth above and in Article III of the Indenture.
Exh. A-5

As used herein (and to the extent any such definitions conflict with definitions included in the Base Indenture, the definitions included here shall control with respect to the Notes):
“Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed calculated as if the Stated Maturity Date were the Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Notes.
“Comparable Treasury Price” means, with respect to any Redemption Date for the Notes:
(a)    if the Issuer obtains seven Reference Treasury Dealer Quotations for such Redemption Date, the average of such Reference Treasury Dealer Quotations, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(b)    if the Issuer obtains fewer than seven but more than one such Reference Treasury Dealer Quotations for such Redemption Date, the average of all such Reference Treasury Dealer Quotations, or
(c)    if the Issuer obtains only one such Reference Treasury Dealer Quotation for such Redemption Date, that Reference Treasury Dealer Quotation.
“Independent Investment Banker” means one of the Reference Treasury Dealers that the Issuer has appointed to act as the “Independent Investment Banker”.
“Reference Treasury Dealer” means with respect to any Redemption Date for the Notes, each of (i) Wells Fargo Securities, LLC, Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., J.P. Morgan Securities LLC and a Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc. and their respective successors (provided, however, that if any such firm or any such successor, as the case may be, ceases to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer), and (ii) one other Primary Treasury Dealer, if any, selected by the Issuer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the date the notice of such redemption is given.
“Treasury Rate” means, with respect to any Redemption Date for the Notes:
(a)    the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life of the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and
Exh. A-6

the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month), or
(b)    if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
The Treasury Rate shall be calculated by the Issuer on the third Business Day preceding the date the notice of redemption is given.
Notice of Redemption. No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed (or in the case of Global Securities, given pursuant to applicable procedures of The Depository Trust Company (“DTC”)) at least 15 but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed at its registered address, except that redemption notices may be mailed or given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Notes. If less than all of the Outstanding Notes are to be redeemed, the Notes to be redeemed shall be selected, so long as such Notes are in book-entry form, in accordance with the applicable procedures of DTC, or, if such Notes are issued in definitive certificated form, by such method as the Trustee shall deem fair and appropriate.
If any Note is to be redeemed in part only, (a) the Issuer shall give the Trustee five days’ notice (unless a shorter period is satisfactory to the Trustee) in advance of the date of delivery of the notice of redemption to the Holders and (b) the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption (subject to satisfaction of any applicable conditions precedent).
Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the Notes or portions of them called for redemption.
This Note is not mandatorily redeemable and is not entitled to the benefit of a sinking fund or any analogous provisions.
Miscellaneous. In case an Event of Default with respect to this Note shall have occurred and be continuing, the principal hereof may be (and, in certain cases, shall be) declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions, provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and, if applicable, the Guarantors, and the rights of the Holders of the Securities under the Indenture at any time by the Issuer and, if applicable, the Guarantors, and the Trustee with the consent of the Holders of a majority in the aggregate principal amount of Securities of each series (voting as separate classes) issued under the Indenture at the time Outstanding and affected thereby. Furthermore, provisions in the Indenture permit the Holders of a majority in the aggregate principal amount of the Outstanding Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such waiver by the Holder of this Note shall be conclusive and
Exh. A-7

binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange hereof, or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
With respect to the Notes, Article XII of the Indenture shall not be applicable to the Issuer, the Trustee or the Holders.
No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, and premium, if any, with respect to, and interest on, this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.
The Indenture contains provisions for defeasance and discharge and for defeasance at any time of certain restrictive covenants and Events of Default with respect to Notes of this series upon compliance with certain conditions set forth in the Indenture.
This Note is issuable only in definitive registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in The City of New York, in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any charge except for any tax or other governmental charge imposed in connection therewith.
The Issuer shall not pay additional amounts on this Note held by a Person that is not a U.S. Person in respect of taxes or similar charges withheld or deducted.
The Issuer, the Guarantor(s) or the Trustee and any authorized agent of the Issuer, the Guarantor(s) or the Trustee may deem and treat the Person in whose name this Note is registered as the Holder and absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal of, or premium, if any, with respect to, or subject to the provisions on the face hereof, interest on, this Note and for all other purposes, and none of the Issuer, the Guarantor(s) or the Trustee or any authorized agent of the Issuer, the Guarantor(s) or the Trustee shall be affected by any notice to the contrary.
THE INDENTURE AND THIS NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

Exh. A-8

ASSIGNMENT FORM
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

Please insert social security number or other identifying number of assignee:

Please print or type name and address (including zip code) of assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing  attorney to transfer said Note of VEREIT Operating Partnership, L.P. (the “Issuer”) on the books of the Issuer, with full power of substitution in the premises.

Dated:
Signature Guaranteed

NOTICE: Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

Exh. A-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY(1)

The following exchanges of a part of this Global Security for an interest in another Global Security or for a definitive registered Note, or exchanges of a part of another Global Security or definitive registered Note for an interest in this Global Security, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of This Global Security	Amount of Increase in Principal Amount of This Global Security	Principal Amount of This Global Security Following Such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Custodian

(1)         This schedule should be included only if the Note is issued in global form.

Exh. A-10

EXHIBIT B
Global Security

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO VEREIT OPERATING PARTNERSHIP, L.P. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
EXCEPT AS PROVIDED IN SECTION 2.11 OF THE INDENTURE, THIS NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO DTC, ANOTHER NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.]2

2     Exclude from Notes in definitive form.
Exh. B-1

VEREIT OPERATING PARTNERSHIP, L.P.

2.850% Notes due 2032
CUSIP No. 92340L AG4
ISIN No. US92340LAG41
No. [ ]    $[ ]
VEREIT OPERATING PARTNERSHIP, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (hereinafter referred to as “Issuer,” which term includes any successor thereof under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of [ ] ($[ ]) on December 15, 2032 (the “Stated Maturity Date” with respect to the principal of this Note), unless previously redeemed on any Redemption Date (as defined below) in accordance with the provisions set forth on the reverse hereof (the Stated Maturity Date or any Redemption Date is referred herein as the “Maturity Date” with respect to principal repayable or repurchased on such date) and to pay interest thereon semiannually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing on June 15, 2021, at the rate of 2.850% per annum, until payment of said principal has been made or duly provided for. Interest on this Note payable on an Interest Payment Date will accrue from and including the immediately preceding Interest Payment Date to which interest has been paid or duly made available for payment, or from and including November 17, 2020 if no interest has been paid or duly made available for payment, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. Interest on this Note will be computed on the basis of a 360-day year consisting of twelve 30-day months.
Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Indenture.
The interest so payable and punctually paid or duly made available for payment on any Interest Payment Date will be paid to the Holder in which name this Note (or one or more predecessor Notes) is registered in the Security Register at the close of business on the “Regular Record Date” for such payment, which shall be the June 1 and December 1, as the case may be, immediately preceding such Interest Payment Date (regardless of whether such day is a Business Day (as defined below)). Any such interest not so punctually paid or duly made available for payment shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent “Special Record Date” for the payment of such defaulted interest (which shall be not more than 5 Business Days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 15 calendar days preceding such subsequent Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.
The principal of, and premium, if any, with respect to, this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the Corporate Trust Office of the Trustee or other office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee (as defined on the reverse hereof) as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture may be served.
Exh. B-2

If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the payment required to be made on such date will, instead, be made on the next Business Day with the same force and effect as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. “Business Day” means any day, other than a day on which Federal or State banking institutions in the Borough of Manhattan, The City of New York, or in the city in which the Corporate Trust Office is located, are authorized or obligated by law, regulation or executive order to close.
Payments of principal, premium, if any, and interest in respect of this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts (i) in the case of payments on the Maturity Date, in immediately available funds, and (ii) in the case of payments of interest on an Interest Payment Date other than the Maturity Date, (a) by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the United States of America, or (b) if no wire transfer is provided, by check mailed to the Holder entitled thereto at the applicable address appearing in the Security Register; provided, however, that so long as Cede & Co. is the Holder of this Note, payments of interest on an Interest Payment Date may be made in immediately available funds.
Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note shall not be entitled to the benefits of the Indenture or the Guarantee or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by manual signature by the Trustee.

Exh. B-3

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually, electronically or by facsimile by an authorized signatory.
Date: November 17, 2020
VEREIT OPERATING PARTNERSHIP, L.P.
By:    VEREIT, Inc. its sole
    general partner
By:
    Name:
    Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein, referred to in the within-mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
    Authorized Signatory

Exh. B-4

[FORM OF REVERSE OF NOTE]
VEREIT OPERATING PARTNERSHIP, L.P.
2.850% Senior Notes due 2032
This Note is one of a duly authorized issue of Securities of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture (the “Base Indenture”), dated as of February 6, 2014, duly executed and delivered by the Issuer (f/k/a ARC Properties Operating Partnership, L.P.), VEREIT, Inc. (f/k/a American Realty Capital Properties, Inc.) (“Parent”), and certain other parties named therein to U.S. Bank National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), together with the Officer’s Certificate amending and supplementing the Base Indenture and establishing the terms of the Notes and another series of Securities designated as the 2.850% Senior Notes due 2032, dated as of November 17, 2020 (collectively with the Base Indenture, the “Indenture”) and reference is hereby made to the Indenture, and all modifications and amendments and indentures supplemental thereto relating to the Notes, made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, the Guarantor(s) and the Holders of the Notes and the terms upon which the Notes are authenticated and delivered. This Note is one of a series of Securities designated as the 2.850% Senior Notes due 2032 (collectively, the “Notes”) of the Issuer, limited (except as permitted under the Indenture) in aggregate principal amount to $700,000,000.
Payments of principal, premium, if any, and interest in respect of the Notes will be fully and unconditionally guaranteed by the Guarantor(s).
Optional Redemption. The Issuer may redeem all or part of the Notes at any time at its option at a redemption price equal to the greater of:

(a)    100% of the principal amount of the Notes to be redeemed, and
(b)    the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed that would be due if such Notes matured on September 15, 2032 (the “Par Call Date”) but for the redemption thereof (exclusive of interest accrued to the applicable Redemption Date) discounted to such Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 30 basis points, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the date fixed for redemption (the “Redemption Date”); provided that if the Notes are redeemed on or after the Par Call Date, the redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the amount being redeemed to, but excluding, the date of redemption.
Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on an Interest Payment Date falling on or prior to a Redemption Date will be payable to the persons who were the Holders of the Notes (or one or more predecessor Notes) registered as such at the close of business on the relevant Regular Record Date as set forth above and in Article III of the Indenture.
Exh. B-5

As used herein (and to the extent any such definitions conflict with definitions included in the Base Indenture, the definitions included here shall control with respect to the Notes):
“Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed calculated as if the Stated Maturity Date were the Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Notes.
“Comparable Treasury Price” means, with respect to any Redemption Date for the Notes:
(a)    if the Issuer obtains seven Reference Treasury Dealer Quotations for such Redemption Date, the average of such Reference Treasury Dealer Quotations, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(b)    if the Issuer obtains fewer than seven but more than one such Reference Treasury Dealer Quotations for such Redemption Date, the average of all such Reference Treasury Dealer Quotations, or
(c)    if the Issuer obtains only one such Reference Treasury Dealer Quotation for such Redemption Date, that Reference Treasury Dealer Quotation.
“Independent Investment Banker” means one of the Reference Treasury Dealers that the Issuer has appointed to act as the “Independent Investment Banker”.
“Reference Treasury Dealer” means with respect to any Redemption Date for the Notes, each of (i) Wells Fargo Securities, LLC, Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., J.P. Morgan Securities LLC and a Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc. and their respective successors (provided, however, that if any such firm or any such successor, as the case may be, ceases to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer), and (ii) one other Primary Treasury Dealer, if any, selected by the Issuer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the date the notice of such redemption is given.
“Treasury Rate” means, with respect to any Redemption Date for the Notes:
(a)    the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life of the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and
Exh. B-6

the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month), or
(b)    if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
The Treasury Rate shall be calculated by the Issuer on the third Business Day preceding the date the notice of redemption is given.
Notice of Redemption. No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed (or in the case of Global Securities, given pursuant to applicable procedures of The Depository Trust Company (“DTC”)) at least 15 but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed at its registered address, except that redemption notices may be mailed or given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Notes. If less than all of the Outstanding Notes are to be redeemed, the Notes to be redeemed shall be selected, so long as such Notes are in book-entry form, in accordance with the applicable procedures of DTC, or, if such Notes are issued in definitive certificated form, by such method as the Trustee shall deem fair and appropriate.
If any Note is to be redeemed in part only, (a) the Issuer shall give the Trustee five days’ notice (unless a shorter period is satisfactory to the Trustee) in advance of the date of delivery of the notice of redemption to the Holders and (b) the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption (subject to satisfaction of any applicable conditions precedent).
Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the Notes or portions of them called for redemption.
This Note is not mandatorily redeemable and is not entitled to the benefit of a sinking fund or any analogous provisions.
Miscellaneous. In case an Event of Default with respect to this Note shall have occurred and be continuing, the principal hereof may be (and, in certain cases, shall be) declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions, provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and, if applicable, the Guarantors, and the rights of the Holders of the Securities under the Indenture at any time by the Issuer and, if applicable, the Guarantors, and the Trustee with the consent of the Holders of a majority in the aggregate principal amount of Securities of each series (voting as separate classes) issued under the Indenture at the time Outstanding and affected thereby. Furthermore, provisions in the Indenture permit the Holders of a majority in the aggregate principal amount of the Outstanding Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such waiver by the Holder of this Note shall be conclusive and
Exh. B-7

binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange hereof, or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
With respect to the Notes, Article XII of the Indenture shall not be applicable to the Issuer, the Trustee or the Holders.
No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, and premium, if any, with respect to, and interest on, this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.
The Indenture contains provisions for defeasance and discharge and for defeasance at any time of certain restrictive covenants and Events of Default with respect to Notes of this series upon compliance with certain conditions set forth in the Indenture.
This Note is issuable only in definitive registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in The City of New York, in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any charge except for any tax or other governmental charge imposed in connection therewith.
The Issuer shall not pay additional amounts on this Note held by a Person that is not a U.S. Person in respect of taxes or similar charges withheld or deducted.
The Issuer, the Guarantor(s) or the Trustee and any authorized agent of the Issuer, the Guarantor(s) or the Trustee may deem and treat the Person in whose name this Note is registered as the Holder and absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal of, or premium, if any, with respect to, or subject to the provisions on the face hereof, interest on, this Note and for all other purposes, and none of the Issuer, the Guarantor(s) or the Trustee or any authorized agent of the Issuer, the Guarantor(s) or the Trustee shall be affected by any notice to the contrary.
THE INDENTURE AND THIS NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

Exh. B-8

ASSIGNMENT FORM
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

Please insert social security number or other identifying number of assignee:

Please print or type name and address (including zip code) of assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing  attorney to transfer said Note of VEREIT Operating Partnership, L.P. (the “Issuer”) on the books of the Issuer, with full power of substitution in the premises.

Dated:
Signature Guaranteed

NOTICE: Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

Exh. B-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY(1)

The following exchanges of a part of this Global Security for an interest in another Global Security or for a definitive registered Note, or exchanges of a part of another Global Security or definitive registered Note for an interest in this Global Security, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of This Global Security	Amount of Increase in Principal Amount of This Global Security	Principal Amount of This Global Security Following Such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Custodian

(1)         This schedule should be included only if the Note is issued in global form.

Exh. B-10